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                               September 8, 2000

                                                                       Exhibit 9

VIA EDGAR
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Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Lincoln New York Separate Account N for Variable Annuities
     File Nos. 333-37982; 811-09763
     Opinion and Consent of Counsel

Ladies and Gentlemen:

     I have recently made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

     I am of the opinion that upon acceptance by Lincoln New York Separate Account N for Variable Annuities (the "Account"), a segregated account of Lincoln Life & Annuity Company of New York ("LNY"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in this amended Registration Statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of LNY.

     I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4.

                                                    Very truly yours,


                                                /s/ Robert O. Sheppard
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                                                    Robert O. Sheppard

ROS/jlk